Strong American Utilities Fund
               a series of Strong Conservative Equity Funds, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS

I.     CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1997

     A.     FORMULA

                    a-b
          YIELD = 2[(---------- + 1)6 - 1]
                    cd

          Where:          a =     dividends and interest earned during the
period.
b =     expenses accrued for the period (net of reimbursements).
c =     the average daily number of shares outstanding during the period.
d =     the maximum offering price per share on the last day of the period.

     B.     CALCULATION

                        413,552.69 - 124,696.94
          YIELD = 2[(---------------------------------- + 1)6 - 1]
                         9,512,269.318 x 13.97

          YIELD = 2.62%


II.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000
          T =     average annual total return
          n =     number of years
              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 10-31-96 through 10-31-97
                           ___________
               19.70% = \1/11,970/10,000 - 1

                                       1
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     2.     Since inception 7-01-93 through 10-31-97
                               ___________
               13.31% = \4.333/17,185/10,000 - 1


III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the period, including reinvestment
of all                               dividends and capital gains distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended October 31, 1997

               11,970-10,000
                   10,000          =     19.70%

                                       2
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                         Strong Growth and Income Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 10-31-96 through 10-31-97
                            __________
               32.90% = \1/13,290/10,000 - 1


          2.     Since inception 12-29-95 through 10-31-97
                                 __________
               31.43% = \1.833/16,505/10,000 - 1


                                       3
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III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the period, including reinvestment
of all                               dividends and capital gains distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended October 31, 1997

               13,290 - 10,000
                   10,000          =     32.90%


                                       4
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                           Strong Equity Income Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 10-31-96 through 10-31-97
                            __________
               32.88% = \1/13,288/10,000 - 1


          2.     Since inception 12-29-95 through 10-31-97
                                 __________
               29.87% = \1.833/16,146/10,000 - 1


                                       5
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III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the period, including reinvestment
of all                               dividends and capital gains distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended October 31, 1997

               13,288 - 10,000
                   10,000          =     32.88%


                                       6
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                           Strong Blue Chip 100 Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     Since inception 6-30-97 through 10-31-97
                                 __________
               3.90% = \0.34/10,390/10,000 - 1


                                       7
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                         Strong Limited Resources Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     Since inception 9-30-97 through 10-31-97
                                 __________
               -4.90% = \0.08/9,510/10,000 - 1

                                       8
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